FERRO EXPANDS ITS TECHNOLOGY AND PRODUCT PORTFOLIO BY COMPLETING THE ACQUISITION OF GLASS COATINGS MANUFACTURER PINTURAS BENICARLÓ – A MARKET LEADER IN ORGANIC PAINTS FOR CONTAINER GLASS

•	Strengthens Glass Coatings Portfolio by Expanding Technology Position into Organic Paints for Decoration of Container Glass

•	Increases Performance Colors and Glass Segment’s Addressable Market by Approximately $100 Million

•	Company Expects Acquisition will be Accretive to 2016 Earnings

CLEVELAND, Ohio (June 1, 2016) – Ferro Corporation (NYSE: FOE, “Company”) announced today that it has completed the acquisition of Pinturas Benicarló, S.L. (“Pinturas”).  Ferro has acquired 100% of the equity of privately held Benicarló, Spain-based Pinturas for €15.0 million in cash, on a cash-free and debt-free basis, subject to working capital and other adjustments.  The acquisition adds new waterborne coatings technology to Ferro’s Performance Colors and Glass segment and provides Ferro with an entry into the painted glass container market.

Pinturas is one of the world’s largest producers of waterborne industrial paints that specializes in the niche sector of organic paints for application on glass substrates.  Pinturas serves some of the largest international glass manufacturers and processors.  The primary use for Pinturas’ paints is for the decoration of container glasses for perfume and cosmetic, food and beverage and other consumer products applications, where painted glass packaging communicates brand identity.  The company provides specialized product solutions specifically formulated for their customers’ production methods and desired finishes.

Pinturas sales, for the full-year of 2016, are expected to be approximately €7.5 million.  Ferro expects that the acquisition will be accretive to 2016 adjusted earnings by approximately $0.02 per diluted share, excluding the impact of purchase accounting adjustments.  With the acquisition, the Company is increasing its full-year 2016 adjusted earnings guidance to $0.95 - $1.00 per diluted share (see adjusted earnings note below).

Commenting on the completed transaction, Peter Thomas, Chairman, President and CEO of Ferro Corporation, said, “Pinturas is an excellent strategic fit with our Performance Colors and Glass Segment.  Pinturas is a market leader in the highly fragmented niche segment for organic coatings for container glass.  Total sales of organic coatings for container glass are estimated to be approximately $100 million annually.  We believe the combination of Pinturas’ product offering and our significant market position in glass coatings and broad geographic reach will be highly synergistic.”

Mr. Thomas concluded, “Pinturas and Ferro share similar market approaches.  We are close to our customers and take pride in our ability to quickly and effectively service their needs by providing highly formulated products and technical solutions.  We are very pleased to add Pinturas to the Ferro portfolio and are looking forward to working with the Pinturas management team to expand its market reach and continue its tradition of market success.”

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global functional coatings and color solutions company that supplies technology-based performance materials, including glass-based coatings, pigments and colors, and polishing materials.  Ferro products are sold into the building and construction, automotive, appliances, electronics, household furnishings, and industrial products markets.  Headquartered in Mayfield Heights, Ohio, the Company has approximately 4,860 employees globally and reported 2015 sales of $1.1 billion.

About Pinturas Benicarló, S.L.

Pinturas Benicarló, S.L. (www.pinturasbenicarlo.com) was founded in 1992.  Pinturas is an industrial paints producer with many years of experience in the manufacture and sale of industrial paints, specializing in glass painting.  Pinturas provides high quality specialized paints and technical assistance and partners with large international companies that require high-quality standards and significant R&D support.

Adjusted Earnings Guidance

Adjusted earnings per diluted share guidance excludes the impact of certain items, primarily comprised of restructuring activities, transaction-related expenses, gains and losses on asset sales, and mark-to-market adjustments to our pension and postretirement benefit liabilities.  The impact of adjusting for these items at the first quarter of 2016 was a reduction to GAAP earnings per diluted share from continuing operations of $0.01, from $0.23 to $0.22.  The Company is unable to reconcile its adjusted earnings per diluted share guidance for full-year 2016 without unreasonable effort.  It is not possible at this time to identify the potential amount or significance of these items for the balance of the year, as they have not occurred yet.

Cautionary Note on Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following:

•	Ferro’s ability to integrate Pinturas and to generate the expected results, including sales growth and the transaction being accretive to earnings;

•	demand in the industries into which Ferro sells its products may be unpredictable, cyclical, or heavily influenced by consumer spending;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	currency conversion rates and economic, social, political, and regulatory conditions around the world;

•	Ferro’s ability to successfully introduce new products or enter into new growth markets;

•	Ferro’s ability to successfully implement and/or administer its cost-saving initiatives, including its restructuring programs, and to produce the desired results;

•	the impact of interruption, damage to, failure, or compromise of the Company’s information systems;

•	restrictive covenants in the Company’s credit facilities could affect its strategic initiatives and liquidity;

•	Ferro’s ability to access capital markets, borrowings, or financial transactions;

•	the availability of reliable sources of energy and raw materials at a reasonable cost;

•	increasingly aggressive domestic and foreign governmental regulations on hazardous materials and regulations affecting health, safety and the environment;

•	sale of products into highly regulated industries;

•	limited or no redundancy for certain of the Company’s manufacturing facilities and possible interruption of operations at those facilities;

•	competitive factors, including intense price competition;

•	Ferro’s ability to protect its intellectual property or to successfully resolve claims of infringement brought against it;

•	the impact of operating hazards and investments made in order to meet stringent environmental, health and safety regulations;

•	management of Ferro’s general and administrative expenses;

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Ferro’s multi-jurisdictional tax structure and its ability to reduce its effective tax rate, including the impact of the Company’s performance on its ability to utilize significant deferred tax assets;

•	the effectiveness of strategies to increase Ferro’s return on invested capital, and the short-term impact that acquisitions may have on return on invested capital;

•	stringent labor and employment laws and relationships with the Company’s employees;

•	the impact of requirements to fund employee benefit costs, especially post-retirement costs;

•	implementation of new business processes and information systems, including the outsourcing of functions to third parties;

•	risks associated with the manufacture and sale of material into industries making products for sensitive applications;

•	exposure to lawsuits in the normal course of business;

•	risks and uncertainties associated with intangible assets;

•	Ferro’s borrowing costs could be affected adversely by interest rate increases;

•	liens on the Company’s assets by its lenders affect its ability to dispose of property and businesses;

•	Ferro may not pay dividends on its common stock in the foreseeable future;

•	amount and timing of any repurchase of Ferro’s common stock; and

•	other factors affecting the Company’s business that are beyond its control, including disasters, accidents and governmental actions.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information, or circumstances that arise after the date of this release. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the period ended December 31, 2015.

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Company Contacts

Investor Contact:

John Bingle, 216-875-5411

Treasurer and Director of Investor Relations

john.bingle@ferro.com

Media Contact:

Mary Abood, 216-875-5401

Director, Corporate Communications

mary.abood@ferro.com